SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2006

Health Enhancement Products, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 3.01.

Other Events

Settlement of SEC Investigation and Proceeding

Please refer to the Section captioned “Legal Proceedings” in the Company’s Form 108SB, filed with the SEC on November 20, 2006, for a complete description of the SEC Investigation.

On November 20, 2006, the staff of the SEC advised the Company that the Securities and Exchange Commission has accepted the separate offers of settlement (each, an “Offer of Settlement”) of each of the Company, Howard R. Baer, the Company’s CEO, and Kevin C. Baer, a former officer of the Company, with respect to claims the Commission is asserting against the Company and such other persons.

In connection with the Company’s Offer of Settlement, the Company, without admitting or denying the allegations of the Commission’s Order For Proceedings against the Company, consented to the entry of an Order by the Commission that the Company cease and desist from committing or causing any violations and any future violations of Sections 10(b) and 13(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Rules 10b-5, 12b-20, 13a-1, 13a-11, and 13a-13 thereunder.  Generally, Section 10(b) and Rule 10b-5 thereunder prohibit manipulative and deceptive devices in connection with the purchase or sale of any security.  The remaining specified Sections and Rules generally relate to the filing of annual and periodic reports with the SEC.

In connection with our CEO’s Offer of Settlement, without admitting or denying the allegations of the Commission’s complaint against him, he consented to the entry of a Final Judgment which, among other things, bars him from serving as an officer or director of any issuer that has a class of securities registered under §12 of the Exchange Act, or that is required to file reports pursuant to Section 15(d) of the Exchange Act.  Accordingly, upon the entry of the Final Judgment, our CEO, Mr. Baer, will resign his position as a director and as chief executive officer of the Company.  The Company is in the process of selecting a replacement CEO and one or more new directors.

In connection with Kevin C. Baer’s (a former officer) Offer of Settlement, without admitting or denying the allegations of the Commission’s complaint against him, he consented to the entry of a Final Judgment which provides for relief that does not affect the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2006	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/ Howard R. Baer
Howard R. Baer, CEO

3